Exhibit 10.2

Amendment 2019-1
to the
supplemental retirement income plan of
devon energy corporation

The Supplemental Retirement Income Plan of Devon Energy Corporation (the "Plan") is amended, effective as of the date of execution hereof, as follows:

1.Effective as of September 10, 2019, a new Section 4.1(i) ("Variation in Calculation of Supplemental Benefit Under Appendix C") is added to the Plan immediately following Section 4.1(h) ("Variation in the Calculation of Supplemental Benefit Under Appendix B"), such new Section 4.1(i) to read as follows:

"(i)

Variation in Calculation of Supplemental Benefit Under Appendix C.  The calculation of the Supplemental Benefit for the Participants listed on Appendix C shall be determined by incorporating the additional modifications described on Appendix C.  The provisions of this Plan as modified in this Section 4.1(i) shall replace and supersede any prior letter agreements between the Company and such Participants."

2.Effective as of September 10, 2019, a new Appendix C is added to the Plan to read as follows:

"APPENDIX C

The following Participants shall have their Supplemental Benefit calculated in accordance with the provisions of this Appendix C:

Tony D. Vaughn
Lyndon C. Taylor.

The determination of the Supplemental Benefit under this Plan for the Participants listed in this Appendix C will be in accordance with the terms of the Plan but will be made as though the changes set forth on this Appendix C were made to the Plan.

I.The determination of the Supplemental Benefit under this Plan for the Participants listed in this Appendix C will be made as though the following Section (vi) is part of Section 4.1(b).

(vi)For purposes of determining the Participant's Target Benefit, the Early Retirement Adjustment Factor in Article VIII of the Retirement Plan shall be determined as if the Participant was three years older than the Participant's actual age."

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DB1/ 108907356.2

IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2019-1 to the Plan to be executed this 21st day of October 2019.

DEVON ENERGY CORPORATION

By:  /s/ Tana K. Cashion
Name:  Tana K. Cashion
Title:  Senior Vice President, Human Resources

[Signature Page to Amendment 2019-1 to the Supplemental Retirement Income Plan of Devon Energy Corporation]